Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS REPORTS FOURTH QUARTER AND FISCAL 2014 FINANCIAL RESULTS AND DEVELOPMENT PROGRESS

Buffalo, NY — February 24, 2015 – Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported financial results and development progress for the fourth quarter and fiscal year ended December 31, 2014.

Cleveland BioLabs reported a net income for the fourth quarter of 2014 of $11.3 million, or $3.95 per share, compared to a net loss of $0.4 million, or $0.16 per share, for the same period in 2013. Net income for fiscal 2014 was $1.6 million, or $0.60 per share, compared to a net loss of $17.3 million, or $7.67 per share, for the same period in 2013. The increase in net income was primarily attributable to a $14.2 million gain on the deconsolidation of the Company’s joint venture, Incuron LLC. Excluding the gain on the deconsolidation of Incuron, net loss per share for the fourth quarter of 2014 was $1.02 and net loss per share for fiscal 2014 was $4.66.

At December 31, 2014, the Company had cash, cash equivalents and short-term investments of $3.1 million, $0.5 million of which was restricted for the use of subsidiaries Panacela Labs, Inc. and BioLab 612, LLC. In addition, on February 6, 2015, the Company closed an equity transaction pursuant to which it received net proceeds of approximately $3.7 million.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, “We have made significant progress with all of our development programs over the past few months and believe that 2015 will be an important year for CBLI, as we near potential commercialization for entolimod’s biodefense indication and release clinical data bringing validation to our first-in-class oncology assets. The pre-Emergency Use Authorization (pre-EUA) submission for entolimod is on schedule to be filed within the first half of 2015. We are actively engaged with several U.S. government agencies to solicit their input to our pre-EUA dossier, as well as potential funding and procurement support. We recently announced that we received notice that our proposal to support further development of entolimod as a medical radiation countermeasure has been recommended for funding by the Department of Defense office of Congressionally Directed Medical Research Programs. This potential funding is subject to negotiations and availability of funds and relates to our proposal to conduct several pivotal animal efficacy studies required by the U.S. Food and Drug Administration (FDA) for submission of a Biological Licensure Application (BLA).”

“In addition, our oncology drug candidates continue to advance through clinical studies,” continued Dr. Kogan. “The Phase 1 study of entolimod in advanced cancer patients at Roswell Park Cancer Institute has been completed and the findings have been submitted for presentation at the annual meeting of the American Society of Clinical Oncology (ASCO), which will be held from May 29 - June 2 in Chicago, Illinois. Preliminary evaluations of the study indicate that the tolerability profile in patients with advanced cancer was similar to that observed in two previously conducted studies in 150 healthy volunteers and initial assessments of immunological response were consistent with activation of toll-like receptor 5 (TLR5), the drug’s target. Early analyses also indicate that stable disease was observed in several patients with heavily pretreated cancers. These observations confirm our preclinical findings and support the hypothesis that entolimod has potential as an immunotherapeutic agent. We have initiated a follow-on study in Moscow, Russia intended to extend the clinical observations from the higher entolimod dose levels evaluated in the Roswell Park trial. This follow-on study is supported by a matching-funds development contract from the Ministry of Industry and Trade of the Russian Federation (MPT).”

“Incuron’s two ongoing clinical studies evaluating oral and intravenous administrations of Curaxin CBL0137 in patients with advanced solid tumors are recruiting patients to the ninth and seventh dose-escalation cohorts, respectively. In January, we disclosed that a formal interim analysis of the 19 patients enrolled in the first six cohorts of the ongoing oral administration study indicated that the study medication was well tolerated at all investigated dose levels. The observation of drug exposure in plasma documented high oral bioavailability (typically estimated to be greater than or equal to 50%). To date, no dose-limiting toxicities have been observed with either oral or intravenous administration through the highest CBL0137 dose levels tested. Heavily pretreated patients with advanced cancers of the esophagus, colon, breast, cervix, and prostate have had stable disease for periods ranging from 4 to 6 months. Peripheral blood mononuclear cells (PBMC) from evaluable blood samples have shown pharmacodynamic effects consistent with the expected mechanism of action of CBL0137. These initial results are encouraging, and Incuron plans to initiate a multicenter study of CBL0137 in patients with hematological malignancies in 2015.”

“Finally, the Phase 1 healthy subject study of CBLB612, a drug candidate in development for the induction and mobilization of hematopoietic stem cells (HSCs) continues. In addition to evaluating safety, tolerability and pharmacology of a single administration of CBLB612, this study has been designed to characterize the type, quantity and timing of HSC mobilization in these subjects. We look forward to sharing continued progress with our drug candidates as more clinical data becomes available.”

Further Financial Highlights

Revenue for the fourth quarter of 2014 decreased to $1.4 million compared to $3.9 million for the fourth quarter of 2013. Revenue for fiscal 2014 decreased to $3.7 million compared to $8.5 million for the same period in 2013. These decreases were primarily the result of the completion of contracts with the Department of Defense for entolimod’s biodefense indication and variances in the levels of development activity under other contracts with MPT.

Research and development costs for the fourth quarter of 2014 decreased to $2.8 million compared to $4.6 million for the same period in 2013. Research and development costs for fiscal 2014 decreased to $9.7 million compared to $19.5 million for the same period in fiscal 2013. These decreases were primarily due to completion of third-party service contracts for several compounds in-line with and largely in support of the contracted development work discussed above, as well as reduced compensation costs in-line with our reduced workforce.

General and administrative costs for the fourth quarter of 2014 decreased to $2.0 million compared to $2.3 million for the same period in 2013. General and administrative costs for fiscal 2014 decreased to $8.5 million compared to $12.0 million for the same period in 2013. For the year, $2.2 million of these decreases were due to reduction in personnel and consultants.

On January 28, 2015 the Company, after receiving authorization from the Company’s shareholders and board of directors, executed a reverse split of the Company’s common stock at the ratio of 1:20. On February 6, 2015 the Company raised $4.2 million in gross proceeds in an equity offering more fully described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2015. Giving effect to the reverse stock split and the equity offering, the Company had 4.3 million common shares outstanding at February 6, 2014, assuming the full conversion of convertible preferred stock and the issuance of shares covered by pre-funded warrants issued in the February financing. In addition, the Company had 261,470 shares of common stock reserved for issuance pursuant to outstanding stock options with a weighted average exercise price of $67.89 and 2.3 million shares of common stock reserved for issuance pursuant to outstanding warrants exercisable at a weighted average price of $14.49. Additional details of the Company’s capitalization structure will be included in a Subsequent Event footnote to our Consolidated Financial Statements included in our Annual Report on Form 10-K when it is filed.

Conference Call Information

Cleveland BioLabs management will host a conference call at 10:00 a.m. ET today to provide updates and address investor questions regarding general business developments. Interested parties may participate by dialing 877-407-9205 (US) or 201-689-8054 (International), approximately five to ten minutes before the call start time. A live webcast of the conference call will be available on the investor page of the Cleveland BioLabs web site at www.cbiolabs.com. A replay of the call will be available starting on February 24, 2015, at 1:00 p.m. ET through March 10, 2015, at 11:59 p.m. ET. Interested parties may access the replay by dialing 877-660-6853 (US) or 201-612-7415 (International) and entering conference ID number 13601010. An archived webcast of the conference call will be available for 90 days on the Investors page of the Cleveland BioLabs web site at www.cbiolabs.com.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company seeking to develop first-in-class pharmaceuticals designed to address diseases with significant medical need. The company’s lead product candidates are entolimod, which is being developed for a biodefense indication and as a potential cancer treatment, and Curaxin CBL0137, our lead oncology product candidate. The company conducts business in the United States and in the Russian Federation through two operating subsidiaries, BioLabs 612, LLC and Panacela Labs, Inc. and a joint venture equity investee, Incuron, LLC. The company maintains strategic relationships with the Cleveland Clinic, Roswell Park Cancer Institute, and the Children’s Cancer Institute Australia. To learn more about Cleveland BioLabs, Inc., please visit the Company’s website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words and phrases such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “potential,” “on schedule,” “continue” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to successfully submit and receive approval of our pre-Emergency Use Application (pre-EUA) for entolimod; the conduct and results of our various clinical trials; our ability to obtain approval from the U.S. Food and Drug Administration of our product candidates; our ability to conduct studies that are required for a Biological Licensure Application (BLA); potential funding from the Department of Defense; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These risks and uncertainties include, among others, the Company’s failure to successfully and timely develop existing and new products; the Company’s collaborative relationships and the financial risks related thereto; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company’s ability to comply with its obligations under license agreements; the Company’s inability to obtain regulatory approval in a timely manner or at all; the unavailability of funds from the Department of Defense and the Company’s inability to satisfy conditions related thereto; subsequent changes in the agreement with the Russian Ministry of Industry and Trade, the Company’s history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the Company’s periodic filings with the Securities and Exchange Commission.

Contact:

Rachel Levine, Vice President, Investor Relations

Cleveland BioLabs, Inc.

T: (917) 375-2935

E: rlevine@cbiolabs.com

TABLES FOLLOW

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$3,103,969	$10,048,466
Short-term investments	—	305,538
Accounts receivable	267,199	458,391
Other current assets	174,179	344,386

Total current assets	3,545,347	11,156,781

Equipment, net	244,537	457,912
Restricted cash	1,699,759	2,921,724
Other long-term assets	56,131	159,224
Investment in Incuron, LLC	4,268,458	—

Total assets	$9,814,232	$14,695,641

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,057,743	$794,397
Accrued expenses	1,804,456	2,445,446
Deferred revenue	156,317	1,069,438
Accrued warrant liability	862,074	1,241,311
Current portion of note payable	2,640,968	351,527
Current portion of capital lease obligation	7,522	83,634

	6,529,080	5,985,753

Noncurrent portion of capital lease obligation	—	7,522
Long-term debt	1,499,050	7,121,388
Commitments and contingencies	—	—

Total liabilities	8,028,130	13,114,663

Stockholders’ equity:
Total Cleveland BioLabs, Inc. stockholders’ deficit	(1,607,397)	(9,522,945)
Noncontrolling interest in stockholders’ equity	3,393,499	11,103,923

Total stockholders’ equity	1,786,102	1,580,978

Total liabilities and stockholders’ equity	$9,814,232	$14,695,641

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Grants and contracts	$1,390,432	$3,871,632	$3,701,899	$8,487,966
Operating expenses:
Research and development	2,821,903	4,616,068	9,654,144	19,525,950
General and administrative	2,020,159	2,251,722	8,469,690	12,038,775

Total operating expenses	4,842,062	6,867,790	18,123,834	31,564,725

Loss from operations	(3,451,630)	(2,996,158)	(14,421,935)	(23,076,759)

Other income (expense):
Interest and other income (expense)	(78,942)	(180,374)	(1,089,582)	44,925
Foreign exchange gain (loss)	(705,583)	(21,651)	(1,036,459)	38,202
Gain on deconsoidation of Incuron, LLC	14,206,555	—	14,206,555	—
Change in value of warrant liability	998,939	2,353,429	2,662,329	2,864,348
Equity in loss of Incuron, LLC	(285,542)	—	(285,542)	—

Total other income (expense)	14,135,427	2,151,404	14,457,301	2,947,475

Net income (loss)	10,683,797	(844,754)	35,366	(20,129,284)

Net loss attributable to noncontrolling interests	587,974	479,507	1,593,738	2,866,407

Net income (loss) attributable to Cleveland BioLabs, Inc.	$11,271,771	$(365,247)	$1,629,104	$(17,262,877)

Net income (loss) available to common stockholders per share of common stock, basic and diluted	$3.95	$(0.16)	$0.60	$(7.67)

Weighted average number of shares used in calculating net income (loss) per share, basic and diluted	2,856,461	2,258,522	2,702,884	2,250,142

Non-GAAP Measures:

We define Comparable Net income (loss) available to common stockholders per share of common stock, basic and diluted as excluding the effect of the one-time gain on the deconsolidation of Incuron LLC. This non-GAAP measure may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We believe that this adjusted earnings (loss) per share is relevant and useful information for the Company and our investors as it provides a simple method of comparing results of operations between periods, on a per share basis. A calculation of earnings (loss) per share is provided below:

Reported Net income (loss) available to common stockholders per share of common stock, basic and diluted	$3.95	$(0.16)	$0.60	$(7.67)
Gain on deconsoidation of Incuron, LLC (1)	(4.97)	—	(5.26)	—

Comparable Net income (loss) available to common stockholders per share of common stock, basic and diluted	$(1.02)	$(0.16)	$(4.66)	$(7.67)

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013
Cash flows used in operating activities	$(14,455,187)	$(23,102,647)
Cash flows provided by (used in) investing activities	(1,786,744)	560,709
Cash flows provided by (used in) financing activities	10,590,030	7,261,942
Effect of exchange rate change on cash and equivalents	(1,292,595)	(323,621)

Increase (decrease) in cash and cash equivalents	(6,944,497)	(15,603,617)

Cash and cash equivalents at beginning of period	10,048,466	25,652,083

Cash and cash equivalents at end of period	$3,103,969	$10,048,466

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

We define net cash burn as the net increase (or decrease) in cash, cash equivalents and short-term investments excluding the effect of capital markets financing activities, and the net increase (or decrease) in restricted cash, as determined in accordance with generally accepted accounting principles or GAAP. We separately track net cash burn for Cleveland BioLabs, Inc. and its wholly-owned subsidiary BioLab 612, LLC, which we refer to as CBLI Stand-alone, as well as for the consolidated entity which includes the accounts of Incuron, LLC through November 25, 2014, Panacela Labs, Inc. and Panacela Labs, LLC. This non-GAAP measure may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We believe that net cash burn is relevant and useful information for the Company and our investors as it provides a simple method of determining net cash used by the Company. A calculation of net cash burn is provided below:

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
CBLI Stand-alone:
Cash, cash equivalents, and short-term investments, beginning of period	$4,881,603	$10,831,221	$7,957,302	$17,945,147
Cash, cash equivalents and short-term investments, end of period	2,573,425	7,957,302	2,573,425	7,957,302

Period increase/(decrease)	(2,308,178)	(2,873,919)	(5,383,877)	(9,987,845)
Less net proceeds from the sale of common stock	—	—	(9,697,501)	—
Plus/(minus) non-recurring loan prepayments/(proceeds)	—		4,000,000	(5,797,675)

Net cash burn for the period	(2,308,178)	(2,873,919)	(11,081,378)	(15,785,520)
Number of months in period	3	3	12	12

Net monthly cash burn	$(769,393)	$(957,973)	$(923,448)	$(1,315,460)

Consolidated:
Cash, cash equivalents, and short-term investments, beginning of period	$9,146,899	$14,622,087	$10,354,004	$28,286,027
Cash, cash equivalents and short-term investments, end of period	3,103,969	10,354,004	3,103,969	10,354,004

Period increase/(decrease)	(6,042,930)	(4,268,083)	(7,250,035)	(17,932,023)
Less net proceeds from the sale of common stock	—	—	(9,697,501)	—
Plus/(minus) non-recurring loan prepayments/(proceeds)	—	—	4,000,000	(7,327,675)
Less noncontrolling interest capital contribution to Incuron, LLC	—	—	(5,152,438)	—
Investments in restricted cash		75,879		1,497,740
Plus cash divested upon deconsolidation of Incuron, LLC	2,048,023	—	2,048,023	—

Net cash burn for the period	(3,994,907)	(4,192,204)	(16,051,951)	(23,761,958)
Number of months in period	3	3	12	12

Net monthly cash burn	$(1,331,636)	$(1,397,401)	$(1,337,663)	$(1,980,163)